EXHIBIT 99.2

Auvitek International Ltd.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$297,415	$1,168,143
Accounts receivable	126,692	27,925
Inventories	139,261	280,097
Prepaid expenses	307,257	194,677
Other current assets	103,667	95,636
Current deferred tax assets, net	48,937	42,450

Total current assets	1,023,229	1,808,928

Property and equipment, net	414,269	503,626
Other long-term assets	17,661	17,661

Total assets	$1,455,159	$2,330,215

See accompanying notes.

Auvitek International Ltd.

Condensed Consolidated Balance Sheets – (continued)

(unaudited)

	June 30, 2009	December 31, 2008
	(unaudited)
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$395,976	$126,114
Accrued payroll and related benefits	196,738	174,897
Accrued professional fees	363,136	265,839
Other accrued liabilities	78,218	98,136
Interest payable	176,706	348,604
Income tax payable	653,617	587,929
Series C convertible promissory notes payable, net of discount	8,234,097	5,850,435
Deferred margin on shipments to distributors	32,613	54,573

Total current liabilities	10,131,101	7,506,527

Deferred tax liabilities	21,099	19,890
Other long-term liabilities	16,612	13,618

Commitments and Contingencies

Shareholders’ deficit:
Convertible preference shares, $0.0001 par value:
Series A: 5,109,375 shares authorized and designated; 2,812,500 and 5,000,000 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively (aggregate liquidation preference of $4,500,000 and $8,000,000 at June 30, 2009 and December 31, 2008, respectively)	281	500
Series B: 4,500,000 shares authorized and designated; 3,618,474 and 4,099,081 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively (aggregate liquidation preference of $11,940,964 and $13,526,967 at June 30, 2009 and December 31, 2008, respectively)	362	410
Series C: 8,000,000 and 4,500,000 shares authorized and designated at June 30, 2009 and December 31, 2008, respectively; 0 shares issued and outstanding at June 30, 2009 and December 31, 2008	—	—

Ordinary shares: $0.0001 par value; 26,000,000 and 22,000,000 shares authorized at June 30, 2009 and December 31, 2008, respectively, 6,327,407 and 3,659,300 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	631	362
Additional paid-in capital	18,743,641	16,907,184
Accumulated deficit	(27,458,568)	(22,118,276)

Total shareholders’ deficit	(8,713,653)	(5,209,820)

Total liabilities and shareholders’ deficit	$1,455,159	$2,330,215

See accompanying notes.

Auvitek International Ltd.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Six Months Ended June 30,
	2009	2008
Net sales	$763,742	$2,459,105
Cost of sales	400,585	1,273,261

Gross profit	363,157	1,185,844

Operating expenses:
Research and development	1,901,128	1,455,137
Sales, general, and administrative	1,673,644	1,668,775

Total operating expenses	3,574,772	3,123,912

Operating loss	(3,211,615)	(1,938,068)

Interest income	507	12,322
Interest expense and other expense	(2,061,934)	(612,098)
Foreign currency translation gain (loss)	(6,840)	101

Loss before taxes	(5,279,882)	(2,537,743)
Income tax provision	60,410	64,549

Net loss	$(5,340,292)	$(2,602,292)

See accompanying notes.

Auvitek International Ltd.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2009	2008
Operating activities
Net loss	$(5,340,292)	$(2,602,292)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	113,189	113,389
Stock compensation expense	38,360	45,779
Noncash interest expense related to warrants and beneficial conversion feature of debt	1,803,417	498,171
Changes in assets and liabilities:
Accounts receivable	(98,767)	175,133
Inventory	140,836	117,237
Prepaid expenses and other current assets	(120,611)	(160,456)
Deferred taxes, net	(5,278)	(33,161)
Other long-term assets	—	47,756
Accounts payable	269,862	(637,772)
Accrued expenses	99,220	(4,497)
Interest payable	(171,898)	113,945
Income tax payable	65,688	97,710
Deferred margin on shipments to distributors	(21,960)	(367,567)
Other long-term liabilities	2,994	(6,053)

Net cash used in operating activities	(3,225,240)	(2,602,678)

Investing activities
Purchase of property and equipment	(23,832)	(48,461)
Change in restricted cash	—	10,000

Net cash used in investing activities	(23,832)	(38,461)

Financing activities
Proceeds from issuance of convertible notes, net of issuance costs	2,377,514	1,500,000
Proceeds from exercise of common stock options, net of repurchases	830	1,518

Net cash provided by financing activities	2,378,344	1,501,518

Net decrease in cash and cash equivalents	(870,728)	(1,139,621)
Cash and cash equivalents at beginning of period	1,168,143	1,895,018

Cash and cash equivalents at end of period	$297,415	$755,397

See accompanying notes.

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

1. Organization and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the results of operations for Auvitek International Ltd. and its wholly owned subsidiaries (collectively referred to as “the Company”) and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the United States Securities and Exchange Commission. All intercompany accounts and transactions have been eliminated. Certain information and footnote disclosures normally included in complete financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2008 included elsewhere in this Form 8-K/A.

In the opinion of management, these condensed consolidated financial statements reflect all adjustments which are of a normal and recurring nature and are necessary for a fair presentation of the financial position, results of operations, and cash flows as of and for the periods presented. Results of operations for the periods presented are not necessarily indicative of results of operations to be expected for the entire year or any other period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that materially affect the amounts reported in the consolidated financial statements and accompanying notes. Such management estimates include, but are not limited to, provision for inventory write-downs, allowance for doubtful accounts receivable, analysis of impairment of long-lived assets, provision for warranty claims, valuation of convertible preference shares, ordinary shares and ordinary share options, and valuation of deferred tax assets. The Company regularly assesses these estimates, and while actual results may differ, management believes that the estimates are reasonable.

Restricted Cash

As of June 30, 2009 and December 31, 2008, respectively, the Company had restricted cash of $30,000, which consists of U.S. Treasury Securities held as collateral for an irrevocable standby letter of credit under the terms of real estate lease agreements for one of its leased facilities. The initial amount of the letter of credit was $50,000, which was automatically decreased to $40,000 in 2007 and $30,000 in 2008 in accordance with the lease agreement. The securities are

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

classified as restricted cash and have been included on the Company’s consolidated balance sheets as of June 30, 2009 and December 31, 2008 as other current assets, given the letter of credit was released in July 2009 in conjunction with the expiration of the lease agreement.

Interest and Other Expense

Interest and other expenses included interest expense of approximately $2,062,000 and $612,000 for the six month periods ended June 30, 2009 and 2008, respectively. The majority of interest expense relates to noncash charges for warrants issued and beneficial conversion features inherent to the convertible promissory notes issued by the Company. Refer to Note 8, Convertible Notes Payable and Warrants in the Company’s audited financial statements included elsewhere in this Form 8-K/A and Note 2, Convertible Notes Payable and Warrants below for further information regarding these instruments.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, or FIN 48. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The cumulative effect of applying the provisions of FIN 48 is reported as an adjustment to the opening balance of retained earnings in the fiscal year of adoption. The Company elected to defer implementation of FIN 48 in accordance with FASB Staff Position FIN 48-3 (“FSP FIN 48-3”), which permits deferral of the effective date of FIN 48 for nonpublic entities to fiscal years beginning after December 15, 2008. Pursuant to the deferral allowed by FSP FIN 48-3, FIN 48 is effective for the Company’s annual financial statements for the year ending December 31, 2009, with application to the beginning of that year.

2. Convertible Notes Payable and Warrants

In February 2009, the Company obtained additional funding commitments of $2,500,000 from various shareholders under a third Series C loan and security agreement. Of this commitment, $2,377,514 was drawn by the Company on February 18, 2009, through the issuance of Series C convertible promissory notes payable with a conversion price of $2.20 per share, stated interest rate of 7% and maturity date of September 30, 2009. In connection with this agreement, 2,161,376 warrants to purchase Series C convertible Preference Shares at $2.20 per share were

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

issued. The number of warrants issued was determined based on a “coverage ratio” computed as 200% of the $2,377,514 funding divided by $2.20 per share, as specified by the funding agreement. The fair value of the warrants was approximately $1,207,000 and was immediately recognized as interest expense as the warrants were immediately vested and exercisable upon issuance.

In conjunction with the execution of the third Series C loan and security agreement, the Company amended its Articles of Association to increase its authorized ordinary shares from 22,000,000 to 26,000,000 shares which increased the designated Series C convertible Preference Shares from 4,500,000 to 8,000,000 shares and also agreed to pay the interest accrued on outstanding promissory notes payable in March 2009. In addition, 2,187,500 Series A convertible Preference Shares and 480,607 Series B convertible Preference Shares were converted into ordinary shares.

In March 2009, the maturity date of the convertible promissory notes payable outstanding at December 31, 2008, was extended from June 30, 2009 to September 30, 2009.

All rights, titles and interests of the Company have been granted as collateral to holders of the Series C convertible promissory notes payable issued under each of the Series C loan and security agreements discussed above. The collateralization rights and privileges granted to holders of the Series C convertible promissory notes payable issued in connection with the second Series C loan and security agreement, as amended, rank senior to the collateralization rights and privileges granted in connection with the first Series C loan and security agreement, as amended.

Upon any event of default, including but not limited to change in control, dissolution, liquidation or winding up of the Company, all outstanding convertible promissory notes payable by the Company shall automatically become immediately due and payable upon demand by the majority of the note-holders.

As of June 30, 2009, the aggregate carrying value of the Series C convertible promissory notes and related interest payable balances were $8,737,514 and $176,706, respectively. As of December 31, 2008, the aggregate carrying value of the Series C convertible promissory notes and interest payable balances were $6,360,000 and $348,604, respectively.

3. Commitments and Contingencies

In October 2009, a dispute with a former employee was settled. The entire amount of the settlement was insignificant to the Company’s results of operations and is included in other accrued liabilities as of June 30, 2009.

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

4. Convertible Preference Shares

Dividend Rights

Holders of Series A, Series B or Series C convertible Preference Shares shall be entitled to receive preferential dividends payable on the preference shares, when, as and if declared by the Board of Directors, but only out of funds that are legally available, at an annual rate equal to 8% of the Original Issue Price on each outstanding preference shares, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis. To date, no dividends have been declared or paid by the Company.

Conversion Rights

Automatic conversion of Series B and Series C convertible Preference Shares shall occur on the earlier of (i) the date of the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 (a “Qualifying IPO”, as defined in the Company’s Amended and Restated Memorandum and Articles of Association (Articles of Association) or (ii) the date upon which the holders of a majority of the series of preference shares approve a resolution to convert their preference shares into ordinary shares on a one-to-one ratio; the converted number of ordinary shares to be obtained by dividing the Original Issue Price of the series of preference shares by the then effective Conversion Price as adjusted pursuant to any dividend, subdivision, combination or reclassification of ordinary shares as well as adjustment for certain anti-dilution provisions.

Series A shall automatically convert into ordinary shares on the earlier of (i) the date of the closing of a Qualifying IPO, or (ii) an Organic Transaction (Change in Control) in which the Fair Market Value of the aggregate consideration to be received by the holders of all shares is at least US $30 million, or (iii) the date upon which holders of a Required Series A Majority approve a resolution to convert into ordinary shares on a one-to-one ratio; the converted number of ordinary shares to be obtained by dividing the Original Issue Price of the series of preference shares by the then effective Conversion Price as adjusted pursuant to any dividend, subdivision, combination or reclassification of ordinary shares as well as adjustment for certain anti-dilution provisions.

If there occurs any capital reorganization or any reclassification of the ordinary shares, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reclassification or change of outstanding ordinary shares or preference shares) or the sale, transfer or other disposition of all or substantially all of the assets of the Company to another person, in each case other than pursuant to an Organic Transaction, then each preference

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

shares shall thereafter be convertible into the same kind and amounts of securities (including Shares) or other assets, or both, which were issuable or distributable to holders of outstanding ordinary shares upon such events, in respect to that number of ordinary shares into which such preference shares might have been converted immediately prior to such event.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up either voluntary or involuntary, including an Organic Transaction, holders of Series C convertible Preference Shares shall be entitled to paid out of the assets of the Company available for distribution, before any distribution of assets to Series B convertible Preference Shares, Series A convertible Preference Shares or ordinary shares, an amount equal to 1.5 times the Original Issue Price (the Series C Liquidation Preference) of each Series C convertible Preference Share. If the assets available for distribution to holders of Series C convertible Preference Shares are not sufficient to pay the Series C Liquidation Preference, the available assets shall be distributed to holders of the Series C convertible Preference Shares pro-rated based on the number of shares held.

Holders of Series B convertible Preference Shares shall be entitled to receive out of the assets of the Company available for distribution after paying the Series C Liquidation Preference and before any distribution of assets to holders of Series A convertible Preference Shares or the ordinary shares, an amount equal to 1.5 times the Original Issue Price (the Series B Liquidation Preference) of each Series B convertible Preference Share. If the assets available for distribution to holders of Series B convertible Preference Shares are not sufficient to pay the Series B Liquidation Preference, the available assets shall be distributed to holders of Series B convertible Preference Shares pro-rated based on the number of shares held.

Holders of Series A convertible Preference Shares shall be entitled to receive out of the assets of the Company available for distribution after paying the Series C and Series B Liquidation Preference and before any distribution of assets to holders of ordinary shares, an amount equal to 2 times the Original Issue Price (the Series A Liquidation Preference) of each Series A convertible Preference Shares. If the assets available for distribution to holders of Series A convertible Preference Shares are not sufficient to pay the Series A Liquidation Preference, the available assets shall be distributed to holders of Series A convertible Preference Shares pro-rated based on the number of shares held.

In the event that the Liquidation Preference is paid in full to the holders of the Series C, Series B and Series A convertible Preference Shares, the balance of the assets of the Company available for distribution shall be distributed on a pari passu basis between the holders of the ordinary shares, Series A, Series B and Series C convertible Preference Shares, the preference shares being treated for these purposes on an “as-converted basis.”

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

Voting Rights

Each share of preference shares shall entitle the holder thereof to vote, in person or by proxy, on all matters voted on by holders of ordinary shares voting together as a single class with the holders of the ordinary shares and with holders of all other shares entitled to vote on an as-if-converted basis. In addition, certain provisions, such as authorizing, issuing, or reclassifying any shares; increasing or decreasing the authorized number of directors constituting the Board of Directors; entering into merger, consolidation, acquisition, or any agreements in which control of the Company is transferred; redeeming, repurchasing, or declaring a dividend with regard to any security of the Company, as referred in the Company’s Articles of Association, requires prior consent in writing of a Required Majority of Series A, Series B or Series C convertible Preference Shares.

Antidilution Provision

The preference shares are subject to proportional adjustments in the event of share split, share dividends, or any event, which creates a dilution or increase in the value of the ordinary shares. In the event of the dilutive issuance, the number of ordinary shares to which the holders of preference shares shall be entitled to convert, their preference shares shall be adjusted as per the Company’s Articles of Association.

5. Shareholders’ Deficit

Stock-Based Compensation

Share-based awards are accounted for using the fair value recognition provisions of SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123(R)). We use the Black-Scholes option pricing model to value share-based payments granted to employees at the grant date and recognized stock-based compensation as expense over the requisite service period. Assumptions regarding the fair value of the Company’s ordinary shares, volatility, expected term, expected forfeitures, interest rates and other factors to determine the fair value of share-based payments were determined in a manner consistent with prior periods. Stock-based compensation expense under SFAS No. 123(R) was approximately $38,000 and $46,000 for the six month periods ended June 30, 2009 and 2008, respectively. As a result of the acquisition of the Company by Microtune, all outstanding employee stock options were cancelled. See Note 6, Subsequent Events.

Auvitek International Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

6. Subsequent Events

Convertible Notes Payable and Warrants

In July 2009, the Company obtained additional funding commitments of $492,690 from certain shareholders under a fourth loan and security agreement with a stated interest rate of 12% and a maturity date of September 30, 2009. All rights, titles and interests of the Company have been granted as collateral to holders of the fourth loan and security agreement. The collateralization rights and privileges granted to holders of the fourth loan and security agreement rank senior to the collateralization rights and privileges granted in connection with the Series C loan and security agreements as detailed in Note 2. Of this commitment, $400,000 was drawn by the Company on July 13, 2009.

Acquisition by Microtune

On July 31, 2009, the Company was acquired by Microtune, Inc. (“Microtune”) pursuant to the terms of the agreement and plan of merger (the “Merger Agreement”) dated as of July 10, 2009 between Microtune, Arrow Acquisition Ltd., the Company and Peter Mok, as the shareholder representative.

Prior to the acquisition, the holders of a majority of the Series C convertible promissory notes agreed to cause the conversion of all such promissory notes into Series C preference shares or, in limited cases, ordinary shares pursuant to their conversion rights discussed in Note 4, Convertible Preference Shares. In connection with the acquisition, each outstanding warrant or other rights to purchase preference shares was terminated or cancelled. In addition, each outstanding option, warrant or other right to purchase ordinary shares was terminated or cancelled.

Pursuant to the Merger Agreement, Microtune acquired all of the outstanding capital stock of the Company. The merger consideration consisted of cash payments totaling $7,026,687; the issuance of 1,000,000 shares of Microtune common stock to former holders of Series C preference shares and a possible earn-out payment to be determined based upon the achievement of certain performance metrics during the period July 1, 2009 through June 30, 2010. In addition to the above described merger consideration, Microtune has established, for the benefit of certain employees, retention arrangements, which include certain cash payments, and a second possible earn-out payment to be determined based upon the achievement of the same performance metrics as the earn-out payment for the former holders of Series C preference shares but also requiring the continuing employment of participating employees.